UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois                60523
(Address of principal executive offices)                (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
On July 16, 2008 Federal Signal agreed to sell E-ONE, a manufacturer of fire apparatus located in Ocala, Florida for approximately $20 million to American Industrial Partners. The transaction is expected to close within 30 days. E-One will be operated as an independent subsidiary of American Industrial Partners.
E-One, with 2007 sales of $218 million, produces a broad range of fire apparatus and mission critical vehicles at its facility located in Ocala, Florida.
Federal Signal expects to receive proceeds from the sale, net of taxes, of approximately $20 million and will recognize a loss on the transaction. It is anticipated that the divestiture will be accretive to 2008 earnings. The transaction is expected to close during the third quarter, subject to customary closing conditions.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
Federal Signal Corporation Press Release Dated July 16, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: July 17, 2008	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release July 16, 2008